SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      Commission File Number:
                  August 23, 1999                             1-10210



                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)



       DELAWARE                                             13-3486421
       (State or other jurisdiction                        (IRS Employer
       of incorporation)                              Identification Number)



                        1250 24TH STREET, N.W., SUITE 725
                             WASHINGTON, D.C. 20037

               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number,including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                           NOT APPLICABLE
                                  eGLOBE, INC.

ITEM 5            OTHER EVENTS

GENERAL

                  eGlobe, Inc., (the "Company") took several significant actions after August 17, 1999 in response to decisions by Nasdaq regarding the listing of the Company's Common Stock on the Nasdaq National Market. The purpose of this filing is to disclose in more detail the Nasdaq decisions, discuss the actions taken by the Company, and present an unaudited pro forma condensed consolidated balance sheet as of July 31, 1999 that reflects those actions as well as the Company's acquisition in early August of the Network Operating Center and related switching and transmission facilities of Swiftcall USA, Inc.

LISTING ON THE NASDAQ NATIONAL MARKET

                  The Company was notified by a letter from Nasdaq at the end of the business day on August 17, 1999 that trading in the Common Stock would be moved from the Nasdaq National Market to the OTC Bulletin Board on Wednesday, August 18, 1999. The Company immediately requested reconsideration of the decision, and the Common Stock of the Company resumed trading on the Nasdaq National Market effective at the opening of trading on Monday, August 23, 1999. The Company's continued listing on the Nasdaq National Market is subject to its maintaining compliance with certain requirements imposed by Nasdaq that are related to the amount of "net tangible assets" reported by the Company on its balance sheet.

                  As a result of the restructuring of the Company in 1998 and the initiation of its growth plan at the beginning of 1999, the Company's compliance with the net tangible asset requirement of the Nasdaq National Market continued listing criteria became an issue which needed to be resolved between Nasdaq and the Company. Net tangible assets, as defined by Nasdaq, equals assets minus liabilities and minus goodwill. Following an inquiry by Nasdaq to the Company, written submissions by the Company, and a hearing before a Nasdaq listing qualifications panel, Nasdaq concluded in July and advised the Company on August 10, 1999 that the Company had presented a plan which would enable it to comply with all requirements for continued listing on an ongoing basis. Accordingly, Nasdaq continued the listing of the Company's securities on the Nasdaq National Market.

                  The August 10 determination required that the Company demonstrate that it was implementing the plan by (1) reporting, on its 10-Q for the quarter ended June 30, 1999, a minimum of $9.9 million in net tangible assets, and (2) making a public filing with the SEC by October 15, 1999 reporting $20.0 million in net tangible assets.

                  On August 16, 1999, the Company filed its quarterly report on Form 10-Q containing a June 30, 1999 unaudited condensed consolidated balance sheet with pro forma adjustments. The Form 10-Q reported what the Company believed to be net tangible assets of $10.5 million. However, on August 17, Nasdaq informed the Company that it failed to satisfy the $9.9 million net tangible asset requirement set by the panel. This decision resulted from the treatment of $3 million of the Company's redeemable preferred stock by Nasdaq as a liability for purposes of the tangible net asset calculation; the Company (reflecting the required balance sheet treatment pursuant to GAAP) had not treated this redeemable preferred stock as a liability. Such redeemable preferred stock was reflected outside of Stockholders Equity as temporary equity.

                  In seeking reconsideration and in discussions with Nasdaq relative to the reconsideration, the Company recognized the need to further restructure its balance sheet, in response to the Nasdaq treatment of redeemable stock. After consultations with Nasdaq, it under took several actions which are elaborated below and which resulted in a positive decision on Friday, August 20 by Nasdaq to return the Company to its National Market Listing. In restoring the Company to its listing, Nasdaq required the Company to meet two specific requirements for continued listing. The Company must make a public filing with the SEC by September 3, 1999 which includes a July 31, 1999 unaudited condensed consolidated balance sheet evidencing a minimum of $9.9 million of net tangible assets. The Company must make a further filing by October 15, 1999 which includes an August 31, 1999 unaudited condensed consolidated balance sheet evidencing a minimum of $20.0 million of net tangible assets.

                  The  Nasdaq  August  20,  1999  letter is  attached  hereto as
Exhibit 99.1 and the press release issued by the Company regarding the above on August 20, 1999 is attached hereto as Exhibit 99.2.

                  The Company believes that it has met the $9.9 million net tangible asset requirement. The Company believes that it will meet the $20.0 million net tangible asset requirement, through a combination of financings and acquisitions in which it plans to issue equity securities. There is no assurance, however, that Nasdaq will not differ with the Company's analysis regarding the $9.9 million net tangible asset requirement, that the Company will be able to satisfy the $20.0 million net tangible asset requirement, or that Nasdaq will not impose subsequent and different requirements. If the Company is unable to meet the requirements, the Common Stock likely would be transferred to the Nasdaq SmallCap Market or OTC Bulletin Board. If such an event occurs, the liquidity of the Common Stock could be impaired, the Common Stock could be subject to price fluctuations upon such transfer and the Company could experience greater difficulty in raising capital or making acquisitions using its equity securities.

RECENT TRANSACTIONS

                  Acquisition of Network Operating Center. On August 9, 1999 the Company announced the acquisition of the Network Operating Center ("NOC") and related switching and transmission facilities of Swiftcall USA, Inc. Combined with operating facilities of the Network Services division of eGlobe in Reston, Virginia, the NOC gives the Company a gateway for its growing Internet voice and fax business, as well as an enhanced facility for circuit-switched telephone services. The Company acquired the NOC for an aggregate purchase price of $3,430,000, consisting of (i)$3,290,000 due in two equal payments on December 3, 1999 and June 2, 2000 payable in shares of common stock and (ii) direct acquisition costs of approximately $140,000. The acquisition was accounted for using the purchase method of accounting. The preliminary allocation reflects the preliminary estimates of the fair value of the assets acquired and liabilities assumed based on management's review and third-party appraisals. The final purchase price allocation will be determined as additional information becomes available. In August 1999, the Company borrowed the remaining $1.5 million under its $20.0 million secured note agreement and used $1.1 million to prepay a certain Swiftcall lease.

                           Issuance of  Preferred  Stock to Prepay $4 million of
$20 million note to EXTL Investors. On the basis of agreements reached on August 18, 1999, the Company will issue to EXTL Investors 40 shares of 5% Series J
Cumulative Convertible Preferred Stock (the "Series J Preferred Stock"), as prepayment of $4 million of the outstanding $20 million secured note issued to EXTL Investors. The carrying value of the $4.0 million note, net of unamortized discount of $2.1 million, was approximately $1.9 million. The excess of the fair value of the Series J Preferred over the carrying value of the note of $2.1 million will be recorded as a loss on debt extinguishment in September 1999. The $4.0 million prepayment was allocated to reflect a reduction of $649,000 in the current portion of the note with the remainder to reduce long-term maturities.

                  Terms of Series  J Preferred Stock.

                           The  conversion  of the debt to  Series  J  Preferred
Stock has been irrevocably agreed. Final documentation is substantially completed and is expected to be executed in the next several days. The terms of the Series J Preferred Stock as currently agreed are outlined below.

                           Voting Rights.  The holders of the Series J Preferred
Stock do not have voting rights, unless otherwise provided by Delaware corporation law or unless dividends payable on the Series J Preferred Stock are in arrears for six quarters, at which time the Series J Preferred Stock would be entitled to vote as a separate class to elect one director to the Company's Board of Directors at the next stockholders' meeting. The affirmative vote of 66-2/3% of the holders of the Series J Preferred Stock is required for the issuance of any class or series of stock of the Company ranking senior to or on a parity with the Series J Preferred Stock as to dividends or rights on liquidation, winding up and dissolution.

                           Liquidation  Rights.  The  holders  of the  Series  J
Preferred Stock are entitled, together with any preferred stock ranking on a parity with the Series J Preferred Stock, to a liquidation preference over the Common Stock and any junior preferred stock, but after payment of all preferential amounts due holders of senior preferred stock, equal to $100,000 per share, plus any accrued and unpaid dividends.

                           Dividends.  The Series J Preferred  Stock  carries an
annual dividend of 5% which is payable quarterly, beginning December 31, 2000, if declared by the Company's Board of Directors. If the Board of Directors does not declare dividends, they accrue and remain payable. All dividends that would accrue through December 31, 2000 on each share of Series J Preferred Stock, whether or not then accrued, will be payable in full upon conversion of such share of Series J Preferred Stock. No dividends may be granted on Common Stock or any preferred stock ranking junior to the Series J Preferred Stock until all accrued but unpaid dividends on the Series J Preferred Stock are paid in full.

                           Conversion.  The shares of Series J  Preferred  Stock
are convertible, at the holder's option, into shares of the Common Stock at any time at a conversion price equal to the most recent closing market price prior to the date of agreement. The shares of Series J Preferred Stock are also convertible into Common Stock at a lower price upon a change of control (as defined) if the market price of the Common Stock on the date immediately preceding the change of control is less than the conversion price. The shares of Series J Preferred Stock will automatically be converted into shares of Common Stock, on the earliest to occur of (x) the first date as of which the last reported sales price of the Common Stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series J Preferred Stock is outstanding, (y) the date that 80% or more of the Series J Preferred Stock the Company have issued has been converted into Common Stock, or (z) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Corporation of at least $20 million.

                           The Certificate of Designations of Series J Preferred
Stock provides for adjustments to the number of shares issuable upon conversion in the event of certain dividends and distributions to holders of Common Stock, certain reclassifications of the Common Stock, stock splits, combinations and mergers and similar transactions and certain changes of control. In addition, the Certificate of Designations of the Series J Preferred Stock provides for adjustment to the conversion price if the Company sells stock for less than the conversion price.

                           No  Redemption.  The shares of the Series J Preferred
Stock are not subject to optional or mandatory redemption.

                  Exchange of New Preferred Stock for Series G Cumulative Convertible Redeemable Preferred Stock. On the basis of agreements reached on
August 19, 1999, the Company issued 30 shares of 5% Series K Cumulative Convertible Preferred Stock (the "Series K Preferred Stock") in exchange for the share of its Series G Cumulative Convertible Redeemable Preferred Stock (the "Series G Redeemable") held by American United Global, Inc. Nasdaq determined that the Series G Redeemable, which was valued at $3,006,411 on the Company's June 30, 1999 unaudited condensed consolidated balance sheet, should be treated as a liability for the tangible net asset calculation which reduced the Company's net tangible asset calculation set forth in its quarterly report filed on August 16, 1999. The exchange of the Series G Redeemable for the nonredeemable Series K Preferred should permit the Series K Preferred Stock to be classified as equity rather than a liability on the Company's July 31, 1999 unaudited condensed consolidated balance sheet.

                  Terms of Series K Preferred Stock

                            Voting Rights. The holders of the Series K Preferred
Stock do not have voting rights, unless otherwise provided by Delaware corporation law or unless dividends payable on the Series K Preferred Stock are in arrears for six quarters, at which time the Series K Preferred Stock would be entitled to vote as a separate class to elect one director to the Company's Board of Directors at the next stockholders' meeting. The affirmative vote of 66-2/3% of the holders of the

Series K Preferred Stock is required for the issuance of any class or series of stock of the Company ranking senior to or on a parity with the Series K Preferred Stock as to dividends or rights on liquidation, winding up and dissolution.

                            Liquidation  Rights.  The  holders  of the  Series K
Preferred Stock are entitled, together with any preferred stock ranking on a parity with the Series K Preferred Stock, to a liquidation preference over the Common Stock and any junior preferred stock, but after payment of all preferential amounts due holders of senior preferred stock, equal to $100,000 per share, plus any accrued and unpaid dividends.

                            Dividends.  The Series K Preferred  Stock  carries a
annual dividend of 5% which is payable quarterly, beginning December 31, 2000, if declared by the Company's Board of Directors. If the Board of Directors does not declare dividends, they accrue and remain payable. All dividends that would accrue through December 31, 2000 on each share of Series K Preferred Stock, whether or not then accrued, will be payable in full upon conversion of such share of Series K Preferred Stock. No dividends may be granted on Common Stock or any preferred stock ranking junior to the Series K Preferred Stock until all accrued but unpaid dividends on the Series K Preferred Stock are paid in full.

                            Conversion.  The shares of Series K Preferred  Stock
are convertible, at the holder's option, into shares of the Common Stock at any time at a conversion price equal to the most recent closing market price prior to agreement. The shares of Series K Preferred Stock are also convertible into Common Stock at a lower price upon a change of control (as defined) if the market price of the Common Stock on the date immediately preceding the change of control is less than the conversion price. The shares of Series K Preferred Stock will automatically be converted into shares of Common Stock, on the earliest to occur of (x) the first date as of which the last reported sales price of the Common Stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series K Preferred Stock is outstanding,
(y) the date that 80% or more of the Series K Preferred Stock the Company have issued has been converted into Common Stock, or (z) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Corporation of at least $20 million.

                            The   Certificate  of   Designations   of  Series  K
Preferred Stock provides for adjustments to the number of shares issuable upon conversion in the event of certain dividends and distributions to holders of Common Stock, certain reclassifications of the Common Stock, stock splits, combinations and mergers and similar transactions and certain changes of control. In addition, the Certificate of Designations of the Series K Preferred Stock provides for adjustment to the conversion price if the Company sells stock for less than the conversion price.

                            No Redemption.  The shares of the Series K Preferred
Stock are not subject to optional or mandatory redemption.

                  The Exchange Agreement and Certificate of Designations of Series K Preferred Stock are attached hereto as Exhibits 2.1 and 4.1.

                  Exercise of Warrants. Pursuant to agreements reached on August 19, 1999, holders of warrants exercised them and purchased 712,518 shares of Common Stock for an aggregate purchase price of $716,254.

                  The effect of these transactions on the Company's Unaudited Condensed Consolidated balance sheet is an addition to stockholders' equity.

                  Sale of Restricted Stock. Pursuant to agreement on August 25, 1999, a shareholder of the Company purchased 160,257 shares of restricted Common Stock for an aggregate purchase price of $250,000. The effect of this transaction on the Company's unaudited condensed consolidated balance sheet is an addition to equity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                  eGLOBE, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JULY 31, 1999

                                                              eGLOBE
                                                          AS OF 7/31/99       ADJUSTMENTS                  PRO FORMA
     ----------------------------------------------------------------------------------------------------------------
     ASSETS
     CURRENT
       Cash and cash equivalents                              $ 3,451,350      $ 1,366,000    (2)        $ 4,817,350

       Accounts receivable, net                                 8,598,206                -                 8,598,206
       Other current assets                                     1,540,956                -                 1,540,956
                                                              ===========      ===========               ===========

     TOTAL CURRENT ASSETS                                      13,590,512        1,366,000                14,956,512
                                                              ===========      ===========               ===========
     PROPERTY AND EQUIPMENT, NET                               12,381,115        4,937,000    (1)         17,318,115

     GOODWILL, NET                                             15,067,196                -                15,067,196

     OTHER INTANGIBLES, NET                                    12,488,113                -                12,488,113

     OTHER ASSETS                                               1,874,935         (140,000)   (1)          1,734,935
                                                              ===========      ===========               ===========

     TOTAL ASSETS                                            $ 55,401,871      $ 6,163,000              $ 61,564,871
                                                              ===========      ===========               ===========

     LIABILITIES, REDEEMABLE PREFERRED
       STOCK AND STOCKHOLDERS' EQUITY
     CURRENT LIABILITIES
        Accounts payable                                      $ 7,882,883        $ 407,000  (1)(2)       $ 8,289,883
        Accrued expenses                                        7,678,822                -                 7,678,822
        Notes payable principally related to acquisitions       1,125,000                -                 1,125,000
        Note payable and current maturities of long-term debt   6,205,198         (649,000)   (3)          5,556,198
        Other current liabilities                               2,784,099                -                 2,784,099
                                                              ===========      ===========               ===========
     TOTAL CURRENT LIAIBLITIES                                 25,676,002         (242,000)               25,434,002
                                                              ===========      ===========               ===========
     LONG-TERM DEBT, NET OF CURRENT  MATURITIES                 8,586,091          269,000    (3)          8,855,091
                                                              ===========      ===========               ===========

     TOTAL LIABILITIES                                         34,262,093           27,000                34,289,093
                                                              ===========      ===========               ===========
     REDEEMABLE PREFERRED STOCK                                 3,021,411       (3,021,411)   (4)                  -
                                                              ===========      ===========               ===========
     STOCKHOLDERS' EQUITY
        Preferred stock                                             1,913                -                     1,913
        Common stock                                               20,063            1,000    (5)             21,063
        Additional paid-in capital                             67,325,885        7,986,411  (4)(5)        75,312,296
        Stock to be issued                                        978,690        3,290,000    (1)          4,268,690
        Accumulated deficit                                   (50,397,079)      (2,120,000)   (5)        (52,517,079)
        Accumulated other comprehensive loss                      188,895                -                   188,895
                                                              ===========      ===========               ===========
     TOTAL STOCKHOLDERS' EQUITY                                18,118,367        9,157,411                27,275,778
                                                              ===========      ===========               ===========
     TOTAL LIABILITIES, REDEEMABLE PREFERRED
       STOCK AND STOCKHOLDERS' EQUITY                        $ 55,401,871      $ 6,163,000              $ 61,564,871
                                                              ===========      ===========               ===========


     See notes to the pro forma condensed consolidated balance sheet
                                  eGLOBE, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


The transactions described in Item 5, "Other Transactions", are discussed below:

         (a) In August 1999, the Company acquired Swiftcall for an aggregate purchase price of $3,430,000, consisting of (i) $3,290,000 due in two equal payments on December 3, 1999 and June 2, 2000 payable in shares of common stock and (ii) direct acquisition costs of approximately $140,000. The acquisition was accounted for using the purchase method of accounting. The preliminary allocation reflects the preliminary estimates of the fair value of the assets acquired and liabilities assumed based on management's review and third-party appraisals. The final purchase price allocation will be determined as additional information becomes available.

         (b) In August 1999, the Company borrowed the remaining $1.5 million under its $20.0 million secured note agreement and used $1.1 million to prepay a certain Swiftcall lease.

         (c) Based on an agreement signed on September 2, 1999, the Company plans to issue 40 shares of 5% Series J Cumulative Convertible Preferred Stock ("Series J Preferred") valued at $4.0 million as prepayment of $4.0 million of the outstanding $20.0 million secured note agreement. The carrying value of the $4.0 million note, net of unamortized discount of $2.1 million, is approximately $1.9 million. The excess of the fair value of the Series J Preferred over the carrying value of the note of $2.1 million will be recorded as a loss on debt extinguishment in September 1999. The $4.0 million prepayment was allocated to reflect a reduction of $649,000 in the current portion of the note with the remainder to reduce long-term maturities.

         (d) On September 3, 1999, the Company issued 30 shares of 5% Series K Cumulative Convertible Preferred Stock ("Series K Preferred") in exchange for the share of Series G Cumulative Convertible Redeemable Preferred Stock ("Series G Preferred").

         (e)  On  August  25,  1999,  a  stockholder  of the  Company  purchased
              160,257   shares  of  restricted  common  stock  for an  aggregate
              purchase price of $250,000.

         (f) In August 1999, the Company received proceeds of $716,000 from the exercise of warrants to acquire 712,518 shares of common stock.

The following pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet are as if the above transactions occurred as of July 31, 1999:

      (1)To reflect the acquisition of Swiftcall. The components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:

              COMPONENTS OF PURCHASE PRICE:
                        Common stock to be issued                                                     $ 3,290,000
                        Direct acquisition costs                                                          140,000
                                                                                                ------------------
           TOTAL PURCHASE PRICE                                                                         3,430,000

              ALLOCATION OF PURCHASE PRICE:
                        Property and equipment                                                         (4,937,000)
                        Current liabilities                                                             1,507,000
                                                                                                ------------------
              TOTAL                                                                                   $         -
                                                                                                ==================

                                  eGLOBE, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


      (2)Adjustments to cash:

              Proceeds from exercise of warrants (See Note 5)                                         $   716,000
              Proceeds from common stock purchase (See Note 5)                                            250,000
              Proceeds from notes payable                                                               1,500,000
              Payment of for Swiftcall liabilities                                                     (1,100,000)
                                                                                                ------------------
                                                                                                      $ 1,366,000
                                                                                                ==================



      (3)Adjustments to debt:                                                                Notes payable/
                                                                                           current maturities
                                                                                           of long-term debt     Long-term debt, net
                                                                                           -----------------------------------------
              Proceeds from notes payable under secured note agreement                             $        -       $ 1,500,000
              Prepayment of secured notes, with Series J Preferred Stock
                net of unamortized discount of $2,120,000 (See Note 5)                               (649,000)       (1,231,000)
                                                                                           -------------------------------------
                                                                                                   $ (649,000)      $   269,000
                                                                                           =====================================



      (4) Adjustment to Redeemable Preferred Stock (See Note 5):

              Exchange of Series G Redeemable Preferred Stock for Series
                        K Preferred Stock                                                                          $ (3,021,411)
                                                                                                              ==================



      (5)Other adjustments to Stockholders' Equity:                                            Additional        Accumulated
                                                                            Common Stock    Paid-in Capital        Deficit
                                                                           -----------------------------------------------------
              Issuance of common stock under warrants agreements                   $ 1,000        $   715,000      $          -
              Issuance of common stock under purchase agreement                          -            250,000                 -
              Issuance of Series J Preferred Stock                                       -          4,000,000        (2,120,000)
              Issuance of Series K Preferred Stock (See Note 4)                          -          3,021,411                 -
                                                                           -----------------------------------------------------
                                                                                   $ 1,000        $ 7,986,411      $ (2,120,000)
                                                                           =====================================================

                  (c)      Exhibits.

2.1 Exchange Agreement dated as of September 3, 1999 by and between eGlobe, Inc. and American United Global, Inc.
4.1 Certificate of Designations for 5% Series K Cumulative Convertible Preferred Stock
99.1 Letter from the Nasdaq, dated August 20, 1999, regarding the Company's re-listing on Nasdaq National Market.
99.2 Press Release, dated August 20, 1999, regarding the Company's re-listing on Nasdaq National Market.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  eGLOBE, INC.


Date:  September 3, 1999                     By:   /s/ Graeme S.R. Brown
                                                  ------------------------------
                                                  Graeme S.R. Brown
                                                   Associate General Counsel and
                                                     Assistant Secretary

                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------

2.1 Exchange Agreement dated as of [September 2], 1999 by and between eGlobe, Inc. and American United Global, Inc.
4.1 Certificate of Designations for 5% Series K Cumulative Convertible Preferred Stock
99.1 Letter from the Nasdaq, dated August 20, 1999, regarding the Company's re-listing on Nasdaq National Market.
99.2 Press Release, dated August 20, 1999, regarding the Company's re-listing on Nasdaq National Market.